EXECUTION COPY


                        ADMINISTRATIVE SERVICES AGREEMENT


                  THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is entered into as of the 1st day of March, 2000 between Leucadia Financial Corporation, a Utah corporation ("Leucadia"), HomeFed Corporation, a Delaware corporation ("HomeFed"), HomeFed Resources Corporation, a California corporation ("HomeFed Resources") and HomeFed Communities, Inc., a California corporation ("HomeFed Communities").

                  HomeFed, HomeFed Resources and HomeFed Communities are referred to herein as the "HomeFed Group."

                  WHEREAS, the directors of HomeFed unaffiliated with Leucadia or its parent company, Leucadia National Corporation, have determined that for reasons of cost savings and otherwise, it is in the best interests of the HomeFed Group to obtain certain services from Leucadia on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Retention of Leucadia. As of the effective date of this Agreement, Leucadia is retained to provide the services described in this Agreement in consideration of the payment of the compensation described herein.

                  2. Scope of Work. At the request of HomeFed and under the direction of HomeFed, Leucadia shall provide the following administrative services required by the HomeFed Group in connection with the ongoing operation of its businesses:

                  a. Receive, deposit and withdraw certain funds received from the operations of the HomeFed Group;

                  b. Establish and maintain books of account in accordance with generally accepted accounting practices;

                  c. Prepare HomeFed consolidated quarterly unaudited financial statements meeting the requirements of Form 10Q of the Securities and Exchange Commission (the "SEC");

                  d. Provide, to the extent possible and based upon available revenues, for the orderly payment of certain accounts payable incurred by a member of the HomeFed Group;

                  e. Supervise the annual audit of the financial records of each member of the HomeFed Group, and prepare consolidated annual financial statements meeting the requirements of Form 10K of the SEC;

                  f. Subject to their election by the Board of Directors of HomeFed, provide the services of Paul Borden as President and Corinne Maki as


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Secretary and Treasurer. As officers of HomeFed, Mr. Borden and Ms. Maki shall be under the direction of the Board of Directors of HomeFed. As President, Mr. Borden shall report to the Board of Directors of HomeFed; as Secretary/Treasurer, Ms. Maki shall report to the President of HomeFed;


                  g. Prepare annual income tax returns;

                  h. Provide certain additional administrative services and support as may reasonably be requested by HomeFed.

Leucadia shall provide all personnel necessary to carry out the services specified in this Agreement. The number of personnel providing services at any one time and the number of hours such personnel devote to the specified services shall not be fixed and shall at all times be determined by Leucadia in its sole judgment, but shall at all times be adequate to properly and promptly perform and discharge the specified services.

                  3. Compensation. As compensation for the services provided under this Agreement, Leucadia shall be paid at an annual rate of $276,000, payable in monthly installments of $23,000 on the first day of each month, plus any additional amounts that may be agreed upon by HomeFed and Leucadia.

                  4. Term and Termination. The term of this Agreement shall commence on the effective date set forth in the preamble to this Agreement and continue until February 28, 2001, unless extended in writing by mutual agreement of the parties. HomeFed shall have the right to terminate this Agreement, without restriction or penalty, upon 30 days prior written notice to Leucadia. In all events, the provisions of Section 7. "Indemnification" shall survive the termination of this Agreement, whether as a result of the passage of time or the election of HomeFed or otherwise.

                  5. Inspection Rights of HomeFed Group. During the term of this Agreement, each member of the HomeFed Group shall have the right to appoint a person (other than an employee or officer of Leucadia or any of its affiliates) who shall have the right to inspect at reasonable times and upon reasonable notice all books and records maintained by Leucadia pertaining to each member of the HomeFed Group.

                  6. Relationship of Parties. The relationship of Leucadia to each member of the HomeFed Group shall be that of independent contractor and principal. This Agreement does not create an employer/employee relationship, or a partnership, joint venture or other agency relationship between the parties.

                  7. Relationship with HomeFed. At all times, the personnel provided under this Agreement to serve as officers of HomeFed (the "Designated Officers") shall work under the sole direction and supervision of HomeFed in accordance with the practices and policies of HomeFed. Accordingly, HomeFed shall be fully responsible for the acts and omissions of the Designated Officers within the scope of the services and responsibilities provided in accordance with this Agreement and shall indemnify the Leucadia Parties (as defined herein) therefor. Except to the extent that Leucadia agrees in this Agreement to indemnify the HomeFed Group, no Leucadia Party (as defined herein) shall have or suffer any Damages (as defined herein) as a result of any act or omission,


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condition or circumstance associated with this Agreement or performance hereunder.

                  8. Indemnification .

                  (a) The HomeFed Group shall indemnify, defend and hold harmless Leucadia, its parent entities and their respective directors, officers, agents and permitted assigns (collectively, the "Leucadia Parties") from and against all liabilities, claims, damages, losses and expenses (including, but not limited to, court costs and reasonable attorneys' fees) (collectively, "Damages") of any kind or nature, to third parties caused by, relating to, or arising in connection with this Agreement, other than as a result of the wilfull misconduct of any of the Leucadia Parties. Not in limitation of the foregoing, HomeFed shall indemnify and hold harmless the Leucadia Parties from and against any Damages arising from any acts or omissions of any and all Designated Officers, as well as from HomeFed's own acts or omissions or violations of law with respect to the Designated Officers.

                  (b) Subject to the limitations contained in this Section, Leucadia shall indemnify, defend and hold harmless the HomeFed Group, its parent entities and their respective directors, officers, agents and permitted assigns (collectively, the "HomeFed Parties") from and against all Damages of any kind or nature, caused by, relating to, or arising in connection with the wilfull misconduct of any of the Leucadia Parties. Leucadia's liability under this Section shall not exceed $276,000.

                  9. Severability. Each provision of this Agreement shall be viewed as separate and divisible, and in the event any provision shall be held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall continue in full force and effect.

                  10. Waiver. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach.

                  11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                  12. Assignment. No party hereto shall have the right to assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other parties.

                  13. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom the notice is to be given, or 72 hours after mailing, if mailed to the party to whom notice is to be given by first class mail, postage prepaid and properly addressed to the party at its address set forth on the signature page of this Agreement or any other address that such party may designate by written notice to the other parties.

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                  14. Successors and Assigns. Subject to the restrictions on assignment set forth hereinabove, this Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto.









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                  15. IN WITNESS WHEREOF, this Agreement has been executed as of the date first hereinabove written.


                         LEUCADIA FINANCIAL CORPORATION, a Utah corporation
                         Address:   529 East South Temple
                                    Salt Lake City, UT  84102


                         By:  /s/ Corinne Ann Maki
                            ------------------------------------------------
                            Name: Corinne Ann Maki
                            Title: Vice President

                         HOMEFED CORPORATION, a Delaware corporation
                         Address:   1903 Wright Place, Suite 220
                                    Carlsbad, CA  92008


                         By:   /s/ Paul J. Borden
                            ------------------------------------------------
                            Name:  Paul J. Borden
                            Title: President

                         HOMEFED RESOURCES CORPORATION, a California corporation
                         Address:   1903 Wright Place, Suite 220
                                    Carlsbad, CA  92008


                         By:   /s/ Paul J. Borden
                            ------------------------------------------------
                            Name:  Paul J. Borden
                            Title: President

                         HOMEFED COMMUNITIES, INC., a California
                         corporation
                         Address:   1903 Wright Place, Suite 220
                                    Carlsbad, CA  92008


                         By:   /s/ Paul J. Borden
                            ------------------------------------------------
                            Name:  Paul J. Borden
                            Title: President

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